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                                 LIST OF SUBSIDIARIES


              SUBSIDIARIES OF AFTERMARKET TECHNOLOGY CORP.:

                        ATC Components, Inc.

                        Aaron's Automotive Products, Inc.

                        CRS Holdings Corp.

                        Diverco Acquisition Corp.

                        H.T.P., Inc.

                        King-O-Matic Industries Limited

                        Mamco Converters, Inc.

                        Mascot Truck Parts Inc.

                        RPM Merit, Inc.

                        Tranzparts Acquisition Corp.


              SUBSIDIARIES OF AFTERMARKET TECHNOLOGY HOLDINGS CORP.:

                        Aftermarket Technology Corp.


              SUBSIDIARIES OF CRS HOLDINGS CORP.:

                        Component Remanufacturing Specialists, Inc.


              SUBSIDIARIES OF DIVERCO ACQUISITION CORP.:

                        Diverco, Inc.


              SUBSIDIARIES OF MASCOT TRUCK PARTS INC.:

                        Aldo's Driveline Inc. (50% owned by Mascot)


              SUBSIDIARES OF RPM MERIT, INC.:

                        Partes Remanufacturadas De Mexico, S.A. De C.V.


              SUBSIDIARES OF TRANZPARTS ACQUISITION CORP.:

                        Tranzparts, Inc.